Exhibit 10 (iii)(b)

                              EMPLOYMENT AGREEMENT


     AGREEMENT by and between HSB Group, Inc., a Connecticut corporation having its principal executive offices in Hartford, Connecticut, (the "Company") Engine Acquisition Corporation, a Delaware corporation, for itself and its corporate parent, American International Group, Inc. ("Merger Sub") and Richard H. Booth (the "Executive") dated as of the 1st day of September, 2000

     The Company, Merger Sub and American International Group, Inc., a Delaware corporation ("AIG") have determined that it is in the best interests of their respective shareholders to assure that the Company will have the continued dedication of the Executive pending the merger of the Company and Merger Sub, (the "Merger") pursuant to the Agreement and Plan of Merger between AIG, Merger Sub and the Company dated as of August 17, 2000 (the "Merger Agreement") and to provide the successor entity after the Merger with continuity of management. Therefore, in order to accomplish these objectives, the Executive, Merger Sub and the Company desire to enter into this Agreement.

     NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

     1. Effective Date. The "Effective Date" shall mean the effective date of the Merger, provided the Executive is employed by the Company on that date. As of the Effective Date, the prior Employment/Severance Agreement effective November 29, 1999 ("Former Employment Agreement") between the Executive and the Company shall terminate and become null and void. Upon any termination of the transactions contemplated by the Merger Agreement, this Agreement will be inapplicable and, provided, further, that if Executive is not employed by Merger Sub immediately after the Effective Date, this Agreement will be inapplicable.

     2. Employment Period. The Company hereby agrees to continue to employ the Executive for the period commencing on the Effective Date and ending on the fourth anniversary of such date (the "Employment Period"), and the Executive hereby agrees to continue in the employ of the Company subject to the terms and conditions of this Agreement.


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     3. Terms of Employment.

          (a) Position and Duties.

               (i) During the Employment Period, the Executive shall serve Merger Sub in the same capacity he is currently serving the Company with the appropriate authority, duties and responsibilities attendant to such position or in such other comparable positions as the board of Merger Sub (the "Board") may reasonably request. Any references to Merger Sub herein shall include reference to any successor thereto.

               (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote substantially all of his attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve, with prior approval of the Board, on corporate, civic or charitable boards or committees and (B) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

          (b) Compensation.

               (i) Annual Base Salary. During the Employment Period, the Executive shall receive an annual base salary ("Annual Base Salary") of at least $750,000. Such Annual Base Salary shall be subject to periodic review by the Board for increases in its sole discretion.



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               (ii) Annual Bonus.  During the Employment  Period,  the Executive
          shall be paid an annual cash bonus in accordance with Merger Sub's performance based bonus program ("Annual Bonus"); provided, however, that the bonus award for 2001 as a percentage of Annual Base Salary and the corresponding target levels shall be those utilized in the annual incentive plan that was applicable to the Executive for the year 2000 and the applicable performance targets shall be based on a formula relating to the operating plan similar to the one established for 2000 as agreed between the Executive and the Board. The Annual Bonus shall be paid in accordance with Merger Sub's customary practices.

               (iii) Retention Bonus. If the Executive is employed with Merger Sub on the first anniversary of the Effective Date, the Executive shall be paid a retention bonus equal to the Annual Base Salary (the "Retention Bonus"). The Retention Bonus shall be paid within one month of such anniversary.

               (iv) Other Employee Benefit Plans. During the Employment Period, except as otherwise expressly provided herein, the Executive shall be eligible to participate in all employee benefit, welfare and other plans, practices, policies and programs and fringe benefits (including, without limitation, stock options and other equity based compensation plans) of Merger Sub (collectively, "Employee Benefit Plans") on a basis no less favorable than that provided to other senior executive officers of the Company and other similarly situated executives of other AIG subsidiaries; provided, however, that nothing shall require Executive's participation in any Employee Benefit Plans in which the participation of any individual employee is discretionary. Executive's prior service with the Company shall be taken into account for all purposes except benefit accruals.



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               (v) Supplemental  Pension Benefits.  Merger Sub shall provide the
          Executive, in addition to any retirement benefits which the Executive would be entitled under any tax-qualified defined benefit pension plan, or non-qualified supplemental or excess benefit plan relating thereto, which is maintained by Merger Sub and designed to provide the Executive with defined benefit type retirement benefits, other than the Pre-Retirement Death Benefit and Supplemental Pension Agreement between the Executive and the Company, dated November 29, 1999 (collectively, the "Pension Plans"), an additional retirement benefit in respect to each such Pension Plan equal to the excess of (i) a retirement benefit determined under such Pension Plan as if the Executive were fully vested, had accumulated an additional ten (10) years of "credited service" (as such term is defined in such Pension
          Plan), and had "earnings" under such Pension Plan determined in accordance with "Exhibit A" of the Former Employment Agreement (notwithstanding the termination of such Former Employment Agreement), over (ii) any vested retirement benefit which the Executive has
          accrued   pursuant  to  the  provisions  of  such  Pension  Plan.  The
          Executive's additional retirement benefit determined in accordance with the foregoing shall be in addition to any additional retirement benefit or accumulation of credited service provided for under Section 5(a) of this Agreement and shall commence and be paid at the same time and in the same form as the retirement benefits payable under the Pension Plans.

     4. Termination of Employment.

          (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If Merger Sub determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with Section 11(b) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with Merger Sub shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with Merger Sub on a full-time basis for 180 business days during any consecutive twelve month period as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by Merger Sub or its insurers and acceptable to the Executive or the Executive's legal representative.

          (b) Cause. Merger Sub may terminate the Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean:

               (i) the engaging by the Executive in gross misconduct which is materially and demonstrably injurious to Merger Sub or illegal conduct,



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               (ii) the  conviction  of a felony or a guilty or nolo  contendere plea to a felony by the Executive, or

               (iii) the continued failure by the Executive to substantially perform the Executive's duties with Merger Sub after written demand for substantial performance is delivered to the Executive by the Board, which demand states a reasonable period of time within which the Executive must correct such failure.

Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer (while the Executive does not serve as such) or based upon the advice of counsel for Merger Sub shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of Merger Sub and shall under no circumstances constitute misconduct. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than 75% of the entire membership of the Board (excluding the Executive) at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph (i), (ii) or (iii) above, and specifying the particulars thereof in detail.

          (c) Good Reason. The Executive's employment may be terminated by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean in the absence of a written consent of the Executive:

               (i) the assignment to the Executive of any duties materially inconsistent with the Executive's position, authority, duties or responsibilities as contemplated by this Agreement, or any other action by Merger Sub which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an action not taken in bad faith and which is remedied by Merger Sub promptly after receipt of notice thereof given by the Executive and further excluding for this purpose the fact that Merger Sub will be a non-publicly traded subsidiary of AIG after the Effective Date;


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               (ii) any failure by Merger Sub to comply with the  provisions  of
          Section 3 (b) of this Agreement, other than a failure not occurring in bad faith and which is remedied by Merger Sub promptly after receipt of notice thereof given by the Executive;

               (iii) any purported termination by Merger Sub of the Executive's employment otherwise than as expressly permitted by this Agreement;

               (iv) any failure by Merger Sub to comply with and satisfy Section 10(c) of this Agreement; or

               (v) any requirement that the Executive (A) be based anywhere more than fifty (50) miles from the office where the Executive is currently located or (B) travel on Company business to an extent substantially greater than the Executive's current travel obligations.

          (d) Notice of Termination. Any termination by Merger Sub or by the Executive shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 11(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by the Executive or Merger Sub to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or Merger Sub, respectively, hereunder or preclude the Executive or Merger Sub, respectively, from asserting such fact or circumstance in enforcing the Executive's or Merger Sub's rights hereunder.

          (e)  Date  of  Termination.   "Date  of  Termination"   means  if  the
     Executive's employment is terminated by Merger Sub other than for Disability, or by the Executive, the date of receipt of the Notice of Termination or any later date specified therein within 30 days of such notice, and if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

     5. Obligations of the Company upon Termination.

          (a) Any Reason. If, during the Employment Period, the Executive's employment is terminated for any reason, Merger Sub shall (i) pay to the Executive the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid and any other bonus payments for a prior bonus year that have been earned but not yet paid and (ii) to the extent not theretofore paid or provided, pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of Merger Sub and its affiliated companies through the Date of Termination and Executive's other normal post-termination compensation and benefits (including payments under retirement and retiree medical programs), if any, as such payments become due; provided that, for purposes of any retiree medical benefits insurance program then in effect, Executive shall be deemed to have satisfied any years of service and retirement status requirements as of the Date of Termination in order to be eligible to receive benefits under such program, which benefits shall commence immediately following the Date of Termination or, if applicable, the expiration of the period of benefit continuation pursuant to Section 5(b)(ii). In addition, notwithstanding the fact that the Former Employment Agreement has been terminated, the Executive shall be entitled to receive from Merger Sub the benefits set forth in Section 5.5 of such Former Employment Agreement as if such Former Employment Agreement were still in effect. The payments and benefits provided under Sections 5
     (b), 7 and 8 below are in  addition  to the  payments  required  under this
     Section 5(a).

          (b) Good  Reason;  Other Than for  Cause.  If,  during the  Employment
     Period, Merger Sub shall terminate the Executive's employment other than for Cause, or the Executive shall terminate employment for Good Reason:



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               (i) Merger Sub shall pay to the  Executive  in a lump sum in cash within 30 days after the Date of Termination an amount equal to the product of (x) the sum of the Executive's Annual Base Salary and the average Annual Bonus paid to the Executive (including as paid for this purpose any compensation earned but deferred, whether or not at the election of the Executive and whether or not vested) for the three years prior to the Date of Termination or such shorter number of full or partial fiscal years during which the Executive was employed by the Company and/or Merger Sub prior to the Date of Termination (the "Average Annual Bonus") and (y) 3.0 (if the Date of Termination is on or before the second anniversary of the Effective Date), 2.0 (if the Date of Termination is after the second anniversary but on or before the third anniversary of the Effective Date) or 1.0 (if the Date of Termination is after the third anniversary but on or before the fourth anniversary of the Effective Date), provided that any such amount shall be decreased by the amount of any Retention Bonus paid to the Executive.

               (ii) for the remainder of the Employment Period, Merger Sub shall continue to provide insurance, medical, dental and other welfare benefits to the Executive, his spouse and eligible dependents on the same basis as such benefits are then currently provided to its employees ("Welfare Benefits"); provided that any payments received with respect to such Welfare Benefits shall be secondary to any payments made pursuant to other coverage obtained by the Executive.

          (c) Death. If, during the Employment Period, the Executive shall terminate employment due to death, notwithstanding the fact that the Former Employment Agreement has been terminated, Executive's spouse shall be entitled to receive from Merger Sub the benefits set forth in Section 5.6 of such Former Employment Agreement as if such Former Employment Agreement were still in effect.



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     6. Non-exclusivity of Rights.  Except as specifically  provided and subject to Section 11, nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor, subject to Section 11(f), shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement; provided that the Executive shall not be eligible for severance benefits under any other program or policy of the Company.

     7. No Mitigation. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, and such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay, to the fullest extent permitted, all reasonable legal fees and expenses which the Executive may reasonably incur as a result of any contest pursued or defended against in good faith by the Executive regarding the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement). Such payments shall be made within 10 business days of the delivery of Executive's written request for payment accompanied by such evidence of the fees and expenses incurred by Executive as Merger Sub may reasonably request.

     8. Certain Additional Payments by the Company.

          (a) Anything in this Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any payment or distribution by Merger Sub to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 8) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income and employment taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.



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          (b) Subject to the  provisions  of Section  8(c),  all  determinations required to be made under this Section 8, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Merger Sub's independent auditors or such other certified public accounting firm reasonably acceptable to the Executive as may be designated by Merger Sub (the "Accounting Firm") which shall provide detailed supporting calculations both to Merger Sub and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by Merger Sub; provided, however, that for purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the Date of Termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. All fees and expenses of the Accounting Firm shall be borne solely by Merger Sub. Any Gross-Up Payment, as determined pursuant to this Section 8, shall be paid by Merger Sub to the Executive within five days of the later of (i) the due date for the payment of any Excise Tax, and (ii) the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon Merger Sub and the Executive. As a result of the uncertainty in the application of
     Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by Merger Sub should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that Merger Sub exhausts its remedies pursuant to Section 8(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by Merger Sub to or for the benefit of the Executive.



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          (c) The  Executive  shall notify Merger Sub in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by Merger Sub of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprize Merger Sub of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to Merger Sub (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If Merger Sub notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

               (i) give Merger Sub any information reasonably requested by Merger Sub relating to such claim,

               (ii) take such action in connection with contesting such claim as Merger Sub shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by Merger Sub,

               (iii)   cooperate   with  Merger  Sub  in  good  faith  in  order
          effectively to contest such claim, and

               (iv) permit Merger Sub to participate in any proceedings relating to such claim;



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provided,  however,  that Merger Sub shall bear and pay  directly  all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income or employment tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 8(c), Merger Sub shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as Merger Sub shall determine; provided, however, that if Merger Sub directs the Executive to pay such claim and sue for a refund, Merger Sub shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, Merger Sub's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

          (d) If, after the receipt by the Executive of an amount advanced by Merger Sub pursuant to Section 8(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall promptly pay to Merger Sub the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by Merger Sub pursuant to
     Section 8(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and Merger Sub does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

     9. Covenants Not to Solicit Company Employees; Confidential Information.

          (a) During the term of this Agreement and for a period of one year after the Date of Termination by the Company or the Executive for any reason, the Executive further agrees that the Executive shall not, in any manner, directly or indirectly, solicit any person who is an employee of the Company to apply for or accept employment with any competing business. The term "solicit" as used in this Agreement means any communication of any kind whatsoever, regardless of by whom initiated, inviting, encouraging or requesting any person or entity to take or refrain from taking any action.

          (b) Executive agrees that, during the term of this Agreement and at all times thereafter, he shall continue to hold in a fiduciary capacity for the benefit of the Company, all secret or confidential information, knowledge or data relating to the Company and any other business or entity in which, at any relevant time, the Company holds an equity (voting or non-voting) interest equal to or greater than 10% (an "Affiliate") that shall have been obtained by Executive during his employment by or affiliation with the Company or its Affiliates, and that shall not be public knowledge other than by acts of Executive and his representative ("Confidential Material"). Executive shall not, without the prior written consent of the Chief Executive Officer of the Company, communicate or divulge any Confidential Material to anyone other than the Company and those designated by it.

          (c) Executive acknowledges that any material violation of the foregoing covenants in Section 9 could cause the Company irreparable harm and he agrees that the Company shall be entitled to injunctive relief restraining Executive from actual or threatened breach of such covenants, and that if a bond is required to be posted in order for the Company to secure such relief, said bond need only be in a nominal amount. Subject to
     Section 9(d) below, the right of the Company to seek injunctive relief shall be in addition to any other remedies available to the Company with respect to an alleged or threatened breach.

          (d) Nothing in Section 9 hereof shall be construed to adversely affect the rights that the Company would possess in the absence of the provisions of such sections.

          (e) The provision by the Company of the compensation and benefits described under this agreement, as applicable, hereunder are conditioned upon Executive's compliance with the terms described under this Agreement and the execution, non-revocation and honoring of a release of claims and covenant not to sue in favor of the Company with respect to the obligations of the Company under the Former Employment Agreement, which release shall be in the form generally used by the Company for such purposes.

          (f) The terms and provisions of this Section 9 are intended to be separate and divisible provisions and if, for any reason, any one or more of them is held to be invalid or unenforceable, neither the validity nor the enforceability of any other provision of this Agreement shall thereby be affected. The parties hereto acknowledge that the potential restrictions on the Executive's future employment imposed by this Section 9 are reasonable in both duration and geographic scope and in all other respects. If for any reason any court of competent jurisdiction shall find any provisions of this Section 9 unreasonable in duration or geographic scope or otherwise, the Executive and the Company agree that the restrictions and prohibitions contained herein shall be effective to the fullest extent allowed under applicable law in such jurisdiction.

          (g) The parties acknowledge that this Agreement would not have been entered into and the benefits described in Sections 3 or 5 would not have been promised in the absence of the Executive's promises under this Section 9.

          (h) Use of the term Company in this Section 9 shall also include Merger Sub, AIG and their subsidiaries.

     10. Successors.

          (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This
     Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

          (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

          (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company and/or Merger Sub as hereinbefore defined and any successor to its business and/or assets as aforesaid.

     11. Miscellaneous.

          (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Executive, at the address written below Executive's name on the signature page of this Agreement

                           If to the Company:

                           American International Group, Inc.
                           70 Pine Street
                           New York, New York

                           Telecopy Number:  212-425-2175
                           Attention:  Ernest Patrikis, Esq.

     or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

          (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

          (e) The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 4(c)(i)-(v) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

          (f) From and after the Effective Date this Agreement shall supersede any other employment agreement between the parties with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.


                                        -------------------------------------
                                        Richard H. Booth
                                        144 Hollister Way South
                                        Glastonbury, Connecticut  06033

                                        HSB GROUP, INC.

                                        By
                                        -------------------------------------
                                        Title:

                                        MERGER SUB, INC.

                                        By
                                        -------------------------------------
                                        Title: